SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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|_|	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

Brocade Communications Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2003 Annual Meeting of Stockholders
and Proxy Statement

Meeting Date: April 16, 2003

Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110

Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110

To our stockholders:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Brocade Communications Systems, Inc. The Annual Meeting will be held on Wednesday, April 16, 2003, at 10:30 a.m. local time, at our offices located at 1600 Technology Drive, San Jose, California.

     The actions expected to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended October 26, 2002. We encourage you to read the Form 10-K. It includes our audited financial statements and information about our operations, markets and products.

     Stockholders of record as of February 21, 2003 may vote at the Annual Meeting. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope or vote via the Internet or by telephone. Returning the proxy card or voting via the Internet or by telephone does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely, Gregory L. Reyes Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, April 16, 2003

Time:	10:30 a.m. local time

Place:	Brocade Communications Systems, Inc. 1600 Technology Drive San Jose, California

Matters to be voted on:

•	Election of Seth D. Neiman and Christopher B. Paisley as directors

•	Ratification of KPMG LLP as independent auditors

•	Any other matters that may properly be brought before the meeting

By order of the Board of Directors

Antonio Canova
Vice President, Finance and
Chief Financial Officer
March 5, 2003

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD.

-i-

BROCADE COMMUNICATIONS SYSTEMS, INC.

PROXY STATEMENT FOR 2003
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Brocade Communications Systems, Inc. (“Brocade”), for use at the Annual Meeting of Stockholders to be held on Wednesday, April 16, 2003 at 10:30 a.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at our offices located at 1600 Technology Drive, San Jose, California. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended October 26, 2002, including financial statements, were first mailed on or about March 5, 2003 to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 1745 Technology Drive, San Jose, California 95110, and our telephone number is (408) 487-8000.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records showed that you owned shares of Brocade as of February 21, 2003 (the “Record Date”). At the close of business on that date, we had a total of 236,002,569 shares of Common Stock issued and outstanding, which were held of record by approximately 500 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by using the toll free telephone number, the Internet voting site listed on the proxy card, or by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Of course, you may also choose to attend the meeting and vote your shares in person. Specific instructions for using the telephone and Internet voting systems are on the proxy card. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Chief Financial Officer in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a “broker non-vote”) unless you have given voting instructions to the broker. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•	“FOR” the election of Seth D. Neiman and Christopher B. Paisley to the Board of Directors; and
•	“FOR” ratification of KPMG LLP as our independent auditors for fiscal year 2003.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC). Stockholder proposals that are intended to be presented by such stockholders at our 2004 Annual Meeting of Stockholders must be received by us no later than November 6, 2003 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

If a stockholder intends to submit a proposal at our 2004 Annual Meeting of Stockholders that is not eligible for inclusion in the Proxy Statement relating to the meeting, and the stockholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), no later than January 17, 2004, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2004 Annual Meeting.

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of Brocade’s Annual Report on Form 10-K upon request of the stockholder made in writing to Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110, Attn: Shirley Stacy, Director of Investor Relations. You can also access our SEC filings, including our Annual Report on Form 10-K, on our website at www.brocade.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

We have a classified Board of Directors. The Board of Directors currently consists of two Class I directors, two Class II directors, and one Class III director. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Nominees

The Nominating and Corporate Governance Committee of the Board of Directors selected, and the Board of Directors approved, Seth D. Neiman and Christopher B. Paisley as nominees for election at the Annual Meeting to Class I of the Board of Directors. If elected, Mr. Neiman and Mr. Paisley will each serve as a director until our annual meeting in 2006, or until their respective successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Neiman and Mr. Paisley. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.

Vote Required

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

The Board unanimously recommends that stockholders vote “FOR” the election of Seth D. Neiman and Christopher B. Paisley to the Board of Directors.

Information About the Directors and Nominees

The following table sets forth information regarding our directors and the nominees as of February 21, 2003:

Name	Age	Position	Director Since
Class I nominees to be elected at the Annual Meeting:
Seth D. Neiman (1)	48	Director	1995
Christopher B. Paisley (2)	50	Director	2002

Class II directors whose terms expire at the 2004 annual meeting of stockholders:
Neal Dempsey (1)(2)(3)	61	Director	1996
Larry W. Sonsini (2)(3)	62	Director	1999

Class III director whose term expires at the 2005 annual meeting of stockholders:
Gregory L. Reyes	40	Chairman of the Board and Chief Executive Officer	1998

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Nominating and Corporate Governance Committee.

There are no family relationships between any director and executive officer.

Seth D. Neiman

Mr. Neiman served as our Chairman of the Board from August 1995 to May 2001 and served as our Chief Executive Officer from August 1995 to June 1996. Mr. Neiman has been a general partner of Crosspoint Venture Partners since January 1996 and a managing partner since December 1999. Mr. Neiman is also a director of numerous private companies. Mr. Neiman received a B.A. in Philosophy from Ohio State University.

Christopher B. Paisley

Mr. Paisley has been the Dean’s Executive Professor of Accounting and Finance in the Leavey School of Business at Santa Clara University since May 2000. From September 1985 to May 2000, Mr. Paisley was the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation. Mr. Paisley is also a director of Aspect Communications, Legato Corporation, Riverstone Networks, and Persistence Software, as well as a private company. Mr. Paisley received a B.A. in Economics from the University of California, Santa Barbara and an M.B.A from the University of California, Los Angeles.

Neal Dempsey

Mr. Dempsey has been a General Partner of Bay Partners, a venture capital firm, since May 1989. Mr. Dempsey is also a director of numerous private companies. Mr. Dempsey received a B.A. in Business from the University of Washington.

Larry W. Sonsini

Mr. Sonsini has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. since 1970 and is currently the Chairman of the firm’s Executive Committee. Mr. Sonsini is also a director of Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic, Inc., and Pixar as well as several private companies. Mr. Sonsini received an A.B. from the University of California, Berkeley and a J.D. from Boalt Hall School of Law, University of California, Berkeley.

Gregory L. Reyes

Mr. Reyes has served as our Chairman of the Board and Chief Executive Officer since May 2001. From July 1998 to May 2001, Mr. Reyes served as our President and Chief Executive Officer. From January 1995 to June 1998, Mr. Reyes was President and Chief Executive Officer of Wireless Access, Inc., a wireless data communications products company. From January 1995 to November 1997, Mr. Reyes served as Chairman of the Board of Directors of Wireless Access, Inc. Mr. Reyes is also a director of VeriSign, Inc. Mr. Reyes received a B.S. in Economics and Business Administration from Saint Mary’s College in Moraga, California.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held five meetings during fiscal year 2002. All directors attended at least 80 percent of the meetings of the Board of Directors and of the committees on which they served during fiscal year 2002, except for Mr. Sonsini, who attended three out of the five meetings of the Board, and Mr. Paisley, who did not attend the single Audit Committee meeting held after he was elected to the Board of Directors and appointed to such committee.

Committees of the Board

The Board of Directors has Audit, Nominating and Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter (see Exhibits A, B, and C). All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2002, and its function.

Audit Committee

The Audit Committee consists of Messrs. Dempsey, Paisley, and Sonsini, each of whom is independent as defined under the rules of the Nasdaq Stock Market. Mr. Paisley was appointed to the Audit Committee on August 9, 2002 upon his election to the Board of Directors. Mr. Paisley, who serves as Chairman of the Audit Committee, is an “audit committee financial expert” as defined in recently adopted SEC rules. The Audit Committee held seven meetings during fiscal year 2002. The Board recently amended the Audit Committee charter, which is attached as Exhibit A.

The Audit Committee oversees the accounting, financial reporting and audit processes; makes recommendations to the Board regarding the selection of independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and receives and considers comments from the independent auditors on our internal controls.

The Audit Committee meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

Nominating and Corporate Governance Committee

On July 19, 2002, the Board of Directors established a Nominating Committee, which consists of Messrs. Dempsey and Sonsini. The Nominating Committee held one meeting during fiscal year 2002 to consider nominees to fill a vacancy on the Board. The Board recently reconstituted the Nominating Committee to form a Nominating and Corporate Governance Committee, which operates under a written charter, which is attached as Exhibit B.

The Nominating and Corporate Governance Committee considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; develops and recommends governance principles applicable to us; oversees the evaluation of the Board of Directors and management; and oversees and sets compensation for the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominations made by stockholders. If you wish to submit names of prospective nominees for consideration by the Nominating and Corporate Governance Committee, you should do so in writing to our Chief Financial Officer. Nominating procedures are discussed in greater detail in our bylaws, which will be provided to you upon written request.

Compensation Committee

The Compensation Committee consists of Messrs. Dempsey and Neiman. The Compensation Committee held one meeting during fiscal year 2002. The Board recently amended the Compensation Committee charter, which is attached as Exhibit C.

The Compensation Committee oversees and makes recommendation to the Board regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2002, no member of the Compensation Committee was an officer or employee of Brocade. During fiscal year 2002, no member of the Compensation Committee or executive officer of Brocade served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of January 31, 2003 as to (i) each of the executive officers and other persons named in the Summary Compensation Table, (ii) each director and nominee for director, (iii) each person who is known by us to own beneficially more than five percent of our outstanding Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned (2)
Named Executive Officers and Directors
Gregory L. Reyes (3)	2,548,429	1.1%
Michael J. Byrd (4)	1,486,678	*
Antonio Canova (5)	2,368	*
Jack Cuthbert (6)	76,098	*
Neal Dempsey (7)	170,424	*
c/o Bay Partners
10600 N. De Anza Blvd., Suite 100
Cupertino, CA 95014
Seth D. Neiman (8)	163,125	*
c/o Crosspoint Venture Partners
2925 Woodside Road
Woodside, CA 94062
Christopher B. Paisley	10,000	*
Larry W. Sonsini	89,232	*
c/o Wilson Sonsini Goodrich & Rosati, P.C
650 Page Mill Road
Palo Alto, CA 94304
Five Percent Stockholders
Oak Associates, Ltd. (9)	23,415,000	9.9%
3875 Embassy Parkway
Akron, OH 44333
All Executive Officers and Directors as a Group (8 persons) (10)	4,546,354	1.9%

*	Less than one percent

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by such person. The number of shares beneficially owned includes Common Stock that such individual has the right to acquire either currently or within 60 days of January 31, 2003, including upon the exercise of an option. The number of shares beneficially owned does not include Common Stock that such individual has the right to acquire beyond April 1, 2003, because such stock option awards are not exercisable due to vesting limitations.
(2)	Percentage of beneficial ownership is based upon 235,727,224 shares of Common Stock outstanding as of January 31, 2003. For each named person, this percentage includes Common Stock that such person has the right to acquire either currently or within 60 days of January 31, 2003, including upon the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	All shares listed are held by the Reyes Family Trust. In accordance with a voluntary stock option exchange program offered to all employees, stock options held by Mr. Reyes to purchase 11,032,133 shares of Common Stock were cancelled on January 9, 2003 in exchange for a promise to grant new stock options to purchase 1,103,214 shares of Common Stock. The new stock options will be granted to Mr. Reyes on July 10, 2003, and the exercise price of the new stock options will not be less than $5.21 per share.
(4)	Includes stock options to purchase 487,937 shares of Common Stock exercisable either currently or within 60 days of January 31, 2003.
(5)	In accordance with a voluntary stock option exchange program offered to all employees, stock options held by Mr. Canova to purchase 831,162 shares of Common Stock were cancelled on January 9, 2003 in exchange for a promise to grant new stock options to purchase 545,149 shares of Common Stock. The new stock options will be granted to Mr. Canova on July 10, 2003, and the exercise price of the new stock options will not be less than $5.21 per share.
(6)	Includes stock options to purchase 75,000 shares of Common Stock exercisable either currently or within 60 days of January 31, 2003. In accordance with a voluntary stock option exchange program offered to all employees, stock options held by Mr. Cuthbert to purchase 1,818,223 shares of Common Stock were cancelled on January 9, 2003 in exchange for a promise to grant new stock options to purchase 867,593 shares of Common Stock. The new stock options will be granted to Mr. Cuthbert on July 10, 2003, and the exercise price of the new stock options will not be less than $5.21 per share.
(7)	Includes 7,299 shares held by the Dempsey Family Limited Partnership and stock options to purchase 163,125 shares of Common Stock exercisable either currently or within 60 days of January 31, 2003.
(8)	Includes stock options to purchase 163,125 shares of Common Stock exercisable either currently or within 60 days of January 31, 2003.
(9)	Information based on Schedule 13G dated February 12, 2003, as filed with the SEC by Oak Associates, Ltd.
(10)	Includes stock options to purchase 899,187 shares of Common Stock exercisable by all directors and executive officers either currently or within 60 days of January 31, 2003.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On June 18, 2002, we dismissed Arthur Andersen LLP as our independent auditors and engaged the services of KPMG LLP as our new independent auditors for the fiscal year ending October 26, 2002. The Audit Committee recommended, and the Board of Directors approved, the dismissal of Arthur Andersen LLP and the appointment of KPMG LLP.

During our two fiscal years ended October 27, 2001 and October 28, 2000, respectively, and the subsequent interim period through June 18, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the fiscal years ended October 27, 2001 and October 28, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our two fiscal years ended October 27, 2001 and October 28, 2000 and through the date of this current report, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors has selected KPMG LLP to audit our financial statements for the fiscal year ending October 25, 2003. The decision of the Board of Directors to appoint KPMG LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with KPMG LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board believes that such a change would be in the best interest of Brocade and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Board may reconsider its selection.

KPMG LLP was first appointed in fiscal year 2002 and audited our financial statements for fiscal year 2002. The Board of Directors expects that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees Billed By KPMG LLP During Fiscal Year 2002

The following table sets forth the approximate aggregate fees billed to Brocade during fiscal year 2002 by KPMG LLP:

Audit Fees	$240,000
Financial Information Systems Design and
Implementation Fees	—
All Other Fees:
Audit-Related Fees (1)	35,000
Other Fees (2)	53,010

Total Fees	$328,010

(1)	Includes fees for accounting consultation in connection with our acquisition of Rhapsody Networks, Inc.
(2)	Includes fees for various advisory services related principally to tax consultation and compliance services.

The Audit Committee has established rules governing our use of KPMG LLP for non-audit services. In addition, the Audit Committee has determined that the total fees for all permissible non-audit services of KPMG LLP shall not exceed three times the audit fees billed by KPMG LLP in a given fiscal year. Should management seek to spend in excess of this limitation, separate additional approval from the Audit Committee will be required.

The Audit Committee has determined that the accounting advice and tax services provided by KPMG LLP are compatible with maintaining KPMG LLP’s independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of KPMG LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote “FOR” the ratification of KPMG LLP as Brocade’s independent auditors for the fiscal year ending October 25, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth compensation information for our Chief Executive Officer and our other executive officers as of the end of fiscal year 2002.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards Securities	All Other
	Fiscal Year	Salary ($)	Bonus ($)	Underlying Options (#)	Compensation ($) (1)
Gregory L. Reyes	2002	$500,000	$—	—	$2,385
Chairman of the Board and	2001	500,000	74,250	10,032,133	2,175
Chief Executive Officer	2000	360,000	1,615,800	1,040,000	2,105

Michael J. Byrd (2)	2002	325,000	—	—	720
President and Chief	2001	304,205	31,955	1,806,268	560
Operating Officer	2000	250,000	413,900	85,000	420

Antonio Canova	2002	235,000	36,954	—	2,004
Vice President, Finance and	2001	202,790	15,47	916,506	1,897
Chief Financial Officer	2000	—	—	—	—

Jack Cuthbert	2002	270,000	55,080	—	882
Vice President, OEM Sales	2001	270,000	20,269	1,289,211	808
	2000	120,000	278,750	543,328	427,460 (3)

(1)	Other compensation includes group term life insurance premiums and 401(k) matching payments.
(2)	Mr. Byrd retired as President and Chief Operating Officer effective January 25, 2003, and continues to serve as an advisor to us.
(3)	Includes $427,057 earned as commissions.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted during fiscal year 2002 to each of the persons named in the Summary Compensation Table.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal	Exercise Price Per Share	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	(#)	Year	($/Share)	Date	5% ($)	10% ($)
Gregory L. Reyes	0	N/A	N/A	N/A	N/A	N/A
Michael J. Byrd	0	N/A	N/A	N/A	N/A	N/A
Antonio Canova	0	N/A	N/A	N/A	N/A	N/A
Jack Cuthbert	0	N/A	N/A	N/A	N/A	N/A

Aggregated Option Exercises in Fiscal Year 2002 and Year-End Option Values

The following table sets forth information with respect to persons named in the Summary Compensation Table concerning exercised and unexercised options held as of October 26, 2002.

	Shares Acquired 0n Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options ($) (2)
Name	(#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory L. Reyes (3)	—	$—	330,822	10,701,311	$—	$—
Michael J. Byrd	—	—	328,051	1,563,217	—	—
Antonio Canova (4)	50,000	1,211,555	300,332	530,830	—	—
Jack Cuthbert (5)	251,470	5,545,739	712,597	1,180,626	571,085	26,568

(1)	Market value of our Common Stock at the exercise date minus the exercise price.
(2)	Market value of our Common Stock at fiscal year-end minus the exercise price. The market value of our Common Stock on October 25, 2002 was $8.25 per share.
(3)	In accordance with a voluntary stock option exchange program offered to all employees, stock options held by Mr. Reyes to purchase 11,032,133 shares of Common Stock were cancelled on January 9, 2003 in exchange for a promise to grant new options to purchase 1,103,214 shares of Common Stock. The new stock options will be granted to Mr. Reyes on July 10, 2003, and the exercise price will not be less than $5.21 per share.
(4)	In accordance with a voluntary stock option exchange program offered to all employees, stock options held by Mr. Canova to purchase 831,162 shares of Common Stock were cancelled on January 9, 2003 in exchange for a promise to grant new stock options to purchase 545,149 shares of Common Stock. The new stock options will be granted to Mr. Canova on July 10, 2003, and the exercise price will not be less than $5.21 per share.
(5)	In accordance with a voluntary stock option exchange program offered to all employees, stock options held by Mr. Cuthbert to purchase 1,818,223 shares of Common Stock were cancelled on January 9, 2003 in exchange for a promise to grant new stock options to purchase 867,593 shares of Common Stock. The new stock options will be granted to Mr. Cuthbert on July 10, 2003, and the exercise price will not be less than $5.21 per share.

Change of Control and Severance Arrangements

We have severance arrangements with Messrs. Reyes, Byrd, and Canova.

Gregory L. Reyes. Upon a change of control, vesting accelerates with respect to fifty percent of Mr. Reyes’ unvested options. In addition, if Mr. Reyes is constructively terminated or terminated without cause after a change of control, he will receive a severance payment equal to one year of his base salary plus his expected bonus for that current fiscal year.

Michael J. Byrd. Mr. Byrd retired as President and Chief Operating Officer effective as of January 25, 2003, and continues to serve as an advisor to us.

Mr. Byrd’s employment agreement provides that Mr. Byrd will receive three years vesting acceleration of his initial grant if his employment is terminated at any time without cause prior to April 2, 2001, and one years vesting acceleration if his employment is terminated after April 2, 2001. In addition, one-half of Mr. Byrd’s unvested options will vest upon a change of control of Brocade. Following a change of control, the same number of unvested shares will become vested shares each month as before the change of control. Mr. Byrd’s options will vest fully if he is constructively terminated at any time during the first year following a change of control. If Mr. Byrd’s employment is terminated without cause and if no change of control has occurred, he will continue to receive his base salary for a period of twelve months following the date of termination. If Mr. Byrd’s employment is terminated without cause or if he is constructively terminated after a change of control, then Brocade will pay him a lump sum equal to 130 percent of his annual base salary calculated at the rate in effect at the time of termination of employment or the rate in effect immediately before the change of control event, whichever is greater.

In addition, pursuant to the terms of certain option agreements granted to Mr. Byrd during fiscal year 2001, fifty percent of the unvested portion of these options will vest immediately upon a change of control of Brocade and the remaining unvested portion of these options will vest upon termination without cause or constructive termination following a change of control.

Antonio Canova. Options granted to Mr. Canova will vest as to one-fourth of the unvested amount upon a change of control. If Mr. Canova is constructively terminated within one year of a change of control, the entire unvested portion of these options will vest.

Directors’ Compensation

In July 2002, the Board of Directors approved an annual fee of $20,000 for each non-employee director for their services as members of the Board of the Directors. We paid each non-employee director a pro rata payment of $5,425 for fiscal year 2002, except for Mr. Paisley, who was elected to the Board in August 2002, and received a pro rata payment of $4,274 for fiscal 2002. We are also authorized to reimburse directors for expenses in connection with attendance at meetings.

Non-employee directors have received grants of stock options to purchase shares of Common Stock under our 1999 Director Option Plan, as amended (the “Director Plan”). See “Certain Relationships and Related Transactions — Stock Option Grants to Certain Directors.” Only non-employee directors may participate in the Director Plan.

The Director Plan provides that new non-employee directors will receive an initial grant to purchase 80,000 shares of Common Stock upon becoming a director (the “First Option”). The First Option vests as to 1/16 of the shares each quarter, so as to be fully vested on the fourth anniversary of the date of grant of the First Option. The Director Plan provides for the automatic grant of options to purchase 20,000 shares of Common Stock to each non-employee director on each anniversary of the date on which such person first became a non-employee director (the “Subsequent Option”). The Subsequent Option vests as to 1/4 of the shares each quarter commencing on the third anniversary of the date of grant so as to be fully vested on the fourth anniversary of the date of grant.

All options granted under the Director Plan have a term of ten years. The exercise price of all options is 100 percent of the fair market value of the Common Stock, generally determined with reference to the closing price of the Common Stock as reported on the Nasdaq National Market on the last trading day prior to the date of grant.

In the event of a merger, or the sale of substantially all of the assets of Brocade and if the option is not assumed or substituted, each option will become fully vested and exercisable for a period of thirty days after notice is provided, and upon the expiration of such period each option will terminate. The number of shares subject to and subsequently granted under a First Option and a Subsequent Option will not be proportionately adjusted for grants made subsequent to a stock split, stock dividend, or similar change in Brocade’s capital structure effected without the receipt of consideration. Options granted under the Director Plan must be exercised within three months of the termination of the optionee’s tenure as a director, or within twelve months after such director’s termination by death or disability, but only to the extent that the director was entitled to exercise the option on the date of such termination. In any event, a director may not exercise any option later than the expiration of the option’s ten-year term.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms, we believe that except for Messrs. Canova, Dempsey, Leslie, Neiman, Paisley, and Sonsini each filing a late Form 5 due to a clerical error, during fiscal year 2002, all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the compensation agreements and other arrangements that are described under “Change of Control and Severance Agreements” and the transactions described below, there was not during fiscal year 2002 nor is there currently proposed, any transaction or series of similar transactions to which Brocade was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Sales to Certain Customers

Mark Leslie was a director of Brocade until May 2002 and during fiscal year 2002 served on the Board of Directors of VERITAS Software Corporation, a company with which we do business. During fiscal year 2002, we recorded total revenues from VERITAS of $2.5 million. In addition, during fiscal year 2002, we purchased products from VERITAS totaling approximately $565,000. We believe that our transactions with VERITAS were on terms no more favorable than those with unrelated parties.

Legal Services

During fiscal year 2002, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. (WSGR) acted as principal outside legal counsel to Brocade. Larry W. Sonsini, a director of Brocade, serves as a member of WSGR and is currently the Chairman of the firm’s Executive Committee. Aggregate fees billed to us by WSGR for legal services rendered, including general corporate counseling, litigation services, merger and acquisition related services, and services related to our convertible debt offering, during fiscal year 2002 were $4.9 million. We believe that the services rendered to us by WSGR were on terms no more favorable than those with unrelated parties.

Stock Option Grants to Certain Directors

During fiscal year 2002, we granted to Messrs. Dempsey, Leslie, Neiman, Paisley and Sonsini stock options to purchase shares of our Common Stock in accordance with the provisions of the Director Plan.

The following grants were made pursuant to the terms of the Directors Plan: (i) on April 17, 2002, Messrs. Dempsey, Leslie, Neiman and Sonsini were each granted an option to purchase 20,000 shares of our Common Stock at $25.34 per share; and (ii) on August 9, 2002, Mr. Paisley was granted an option to purchase 80,000 shares of our Common Stock at $15.36 per share.

Other Related Party Transactions

During fiscal year 2002, we entered into an agreement with Mr. Gregory L. Reyes, our Chairman of the Board and Chief Executive Officer, for the partial reimbursement of certain expenses incurred by Mr. Reyes in the operation of his private plane when used for Brocade business. During fiscal year 2002, we reimbursed Mr. Reyes a total of $323,539 for certain expenses incurred by Mr. Reyes pursuant to this reimbursement agreement. The amount reimbursed to Mr. Reyes is consistent with our corporate travel expense reimbursement policy and, we believe, the amounts reimbursed represent an amount below the market rate that would have been charged had we chartered an aircraft from a commercial operation.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee of the Board with respect to the compensation paid to our executive officers during fiscal year 2002. Actual compensation earned during fiscal year 2002 by the persons named in the Summary Compensation table is shown in the Summary Compensation Table.

Compensation Philosophy

We operate in the extremely competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Compensation Committee’s objectives are to:

•	Provide a competitive total compensation package that takes into consideration the compensation practices of companies with which we compete for executive talent.
•	Provide variable compensation opportunities that are linked to achievement of financial, organization, management, and individual performance goals.
•	Align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in Brocade.

Components of Executive Compensation

The compensation program for our executive officers consists of the following components:

•	Base Salary
•	Quarterly and Annual Cash Incentives
•	Long-Term Stock Option Incentives

Base Salary

The Board reviewed and approved fiscal year 2002 salaries for our Chief Executive Officer and other persons named in the Summary Compensation Table at the beginning of the fiscal year. Base salaries were established by the Board based upon competitive compensation data, and each person’s job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Board exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Board’s decision with regard to Mr. Reyes’ base salary was based on both his personal performance of his duties and the salary levels paid to chief executive officers of peer companies. Again there was no specific formula applied to determine the weight of each factor.

Quarterly and Annual Cash Incentives

Quarterly incentive bonuses for executive officers are intended to reflect the Board’s belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of Brocade, as well as the individual contribution of each executive officer. To carry out this philosophy, we have implemented a variable compensation bonus plan, which compensates officers in the form of quarterly cash bonuses. During the fiscal year, the executive officers were eligible for a target quarterly incentive bonus. The quarterly incentive bonus was calculated by the Compensation Committee as a percentage of the officers’ base salary. At the beginning of fiscal 2002, the Board established target bonuses for each executive officer as a percentage of the officer’s base salary. The annual target level of the quarterly bonuses that the executive officers were eligible to receive varied from 40 to 60 percent of base salaries. The variable compensation bonus plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific company-based performance targets and specific individual-based performance targets. The quarterly bonus amounts are tied to specific individual, team and product based performance targets. They are also tied to company-based performance goals such as specific levels of revenue and operating margin. The Board evaluates the performance of the executive officers and Brocade and approves a performance rating based upon the results of its evaluation. In fiscal year 2002, the persons named in the Summary Compensation Table were paid the bonus amounts shown in the Summary Compensation Table as we exceeded our corporate performance targets for revenue and profit in the first and second quarters of fiscal year 2002. No cash bonuses were paid for any other fiscal quarter of 2002. In addition to the quarterly incentive bonuses noted above, Mr. Reyes and certain other executive officers were eligible for additional annual bonuses based upon achievement of specific milestones. These milestones are related to both individual performance factors and company performance targets. Annual bonuses for fiscal year 2002 were not awarded to Mr. Reyes and the other persons named in the Summary Compensation Table.

Long-Term Stock Option Incentives

The Board provides our executive officers with long-term incentive compensation through grants of options to purchase our Common Stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of Brocade’s stockholders and to provide each executive officer with a significant incentive to manage Brocade from the perspective of an owner with an equity stake in the business. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. The Board considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal year 2002, no executive officers were granted stock options to purchase shares of our Common Stock.

Respectfully submitted by: Neal Dempsey Seth D. Neiman

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended October 26, 2002 with our management. In addition, the Audit Committee has discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from KPMG as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

Respectfully submitted by: Neal Dempsey Christopher B. Paisley Larry W. Sonsini

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of the Nasdaq Market Index and of the SIC Code Computer Peripheral Equipment Index for the period commencing May 25, 1999, the date of our initial public offering, and ending on October 26, 2002. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

	FISCAL YEAR ENDING
COMPANY/INDEX	5/25/1999	10/31/1999	10/28/2000	10/27/2001	10/26/2002

Brocade	100.00	594.47	2,002.19	444.11	145.86
SIC Code Index (2)	100.00	133.97	211.82	62.81	42.36
Nasdaq Market Index	100.00	118.78	138.70	70.06	56.37

(1)	The graph assumes that $100 was invested on May 25, 1999, the date of our initial public offering, in our Common Stock, in the Nasdaq Market Index and in the SIC Code Computer Peripheral Equipment Index and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
(2)	Computer Peripheral Equipment Index

The information contained above under the captions “Compensation Committee Report,” “Audit Committee Report” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Brocade specifically incorporates it by reference into such filing.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: March 5, 2003

Antonio Canova
Vice President, Finance and
Chief Financial Officer

EXHIBIT A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
BROCADE COMMUNICATIONS SYSTEMS, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Brocade Communications Systems, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, independence and performance; and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any additional criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) the NASDAQ rules and (ii) the rules of the SEC, as may be in effect from time to time;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will be a financial expert, as defined in the rules of the SEC.

AUTHORITY AND RESPONSIBILITIES:

In addition to any other responsibilities which may be assigned from time to time by the Board of Directors, the responsibilities of the Audit Committee shall include:

Independent Auditors

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements; and

•	At least annually, obtaining and reviewing a report by the independent auditor describing (i) the audit firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm; and (iii) any steps taken to deal with any such issues.

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	Reviewing the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors (without seeking Board of Directors approval);

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing the Company’s financial and accounting reporting compliance relating to its employee benefit plans; and

•	Reviewing and approving in advance any proposed related party transactions.

Reporting to the Board

•	At least quarterly, reporting to the Board. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board;

•	At least annually, reviewing and assessing the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	At least annually, evaluating its own performance and report to the Board on such evaluation.

LIMITATIONS INHERENT IN THE AUDIT COMMITTEE’S ROLE:

It’s not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

It is also not the duty of the Audit Committee to resolve disagreements, if any, between management and the outside auditors or to assure compliance with laws and regulations and the Company’s policies generally. Furthermore, it is the responsibility of the CEO and senior management to avoid and minimize the Company’s exposure to risk, and while the Audit Committee is responsible for reviewing with management the guidelines and policies to govern the process by which risk assessment and management is undertaken, the Audit Committee is not the sole body responsible.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors, which may include cash, deferred payment, stock, stock options, phantom stock and common stock equivalents.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may, from time to time, delegate its authority to approve non-audit services on a preliminary basis to one or more designated members of the Audit Committee, provided that such designees present any such approval to the full Audit Committee for ratification at the next scheduled meeting.

EXHIBIT B

CHARTER FOR THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
BROCADE COMMUNICATIONS SYSTEMS, INC.

Purpose

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Brocade Communications Systems, Inc. (the “Company”) shall be to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and the Company, and that the Company has and follows appropriate governance standards.

To carry out this purpose, the Nominating and Corporate Governance Committee shall: (i) identify prospective director nominees and recommend to the Board the director nominees for the next annual meeting or special meeting of stockholders at which directors are to be elected, and recommend individuals to the Board to fill any vacancies or newly created directorships that may occur between such meetings; (ii) develop and recommend to the Board the governance principles applicable to the Company; (iii) oversee the evaluation of the Board and management from a corporate governance perspective; (iv) identify and recommend to the Board directors for membership on Board committees; (v) oversee and set compensation for the Company’s directors; and (vi) review the Company’s reporting in documents filed with the Securities and Exchange Commission, to the extent related to corporate governance and other matters set forth in this charter.

Membership

The members of the Nominating and Corporate Governance Committee will be appointed by the Board, will serve at the discretion of the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall consist of at least two members. The Board shall designate the Chairperson of the Nominating and Corporate Governance Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Nominating and Corporate Governance Committee is authorized to undertake, and has responsibility for, the following matters.

Board and Board Committee Nominees

The Nominating and Corporate Governance Committee shall conduct searches for qualified individuals for membership on the Company’s Board. As vacancies or newly created positions occur, the Nominating and Corporate Governance Committee shall recommend individuals for membership on the Company’s Board of Directors and directors for appointment to the committees of the Board. In making its recommendations, the Nominating and Corporate Governance Committee must:

•	establish criteria for Board and committee membership;

•	review candidates’ qualifications for membership on the Board or a committee of the Board (including a determination as to the independence of the candidate as set forth in the rules of the Nasdaq National Market) and any potential conflicts with the Company’s interests;

•	assess the contributions of current directors in connection with their nomination to the Board or committee;

•	periodically review the composition of the Board and its committees to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board or any such committee; and

•	consider rotation of committee members and committee chairpersons.

Evaluating the Board, its Committees and Management

At least annually, the Nominating and Corporate Governance Committee shall (i) review and assess the performance of the Board and its committees, and senior management of the Company; and (ii) report such assessments, including any recommendations for proposed changes, to the Board.

Director Compensation

At least annually, the Nominating and Corporate Governance Committee shall review and approve compensation (including stock option grants and other equity-based compensation) for the Company’s directors. In so reviewing and approving director compensation, the Committee shall:

•	identify corporate goals and objectives relevant to director compensation (including efforts by the Company to retain such directors and the cost to the Company of the particular directors’ compensation or of all executive compensation as a whole);

•	evaluate the performance of the Board in light of such goals and objectives and set director compensation based on such evaluation and such other factors as the Nominating and Corporate Governance Committee deems appropriate and in the best interests of the Company; and

•	determine any long-term incentive component of director compensation based on such factors as the Nominating and Corporate Governance Committee deems appropriate and in the best interests of the Company.

Corporate Governance Matters

•	The Nominating and Corporate Governance Committee shall develop and recommend to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company. At least annually, the Nominating and Corporate Governance Committee shall review and reassess the adequacy of such Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommend any proposed changes to the Board.

•	The Nominating and Corporate Governance Committee shall oversee compliance with the Company’s Corporate Governance Guidelines and Code of Conduct and Ethics and report on such compliance to the Board. The Nominating and Corporate Governance Committee shall also review and approve any waivers of the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics for the Company’s directors, executive officers and senior financial officers.

•	The Nominating and Corporate Governance Committee shall identify potential conflicts of interest involving directors and shall determine whether such director or directors may vote on any such issue.

•	At least annually, the Nominating and Corporate Governance Committee shall review the number, size and responsibilities of the Board and its committees and recommend any actions in this regard to the Board.

•	At least annually, the Nominating and Corporate Governance Committee shall, in consultation with the Company’s Chief Executive Officer, prepare a report on management succession planning for the Board. Such report should include policies for Chief Executive Officer selection and succession in the event of the incapacitation, retirement or removal of the Chief Executive Officer, and evaluations of, and development plans for, any potential successors to the Chief Executive Officer.

Director Orientation and Continuing Education

The Nominating and Corporate Governance Committee shall oversee the development of an orientation and continuing education program for directors.

Disclosure

The Nominating and Corporate Governance Committee shall review the Company’s reporting in documents filed with the Securities and Exchange Commission, to the extent specifically related to corporate governance and the other matters set forth in this charter.

Reporting to the Board

The Nominating and Corporate Governance Committee shall report to the Board at least annually. This report shall include a review of any recommendations or issues that arise with respect to Board or committee nominees or membership, Board or management performance, corporate governance or any other matters that the Nominating and Corporate Governance Committee deems appropriate or is requested to be included by the Board.

At least annually, the Nominating and Corporate Governance Committee shall (i) review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and (ii) evaluate its own performance and report to the Board on such evaluation.

Procedures

Meetings

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairperson of the Nominating and Corporate Governance Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.

Advisors and Consultants

The Nominating and Corporate Governance Committee is authorized to retain (without further Board approval) special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to meet with any members of, or advisors to, the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm to assist in identifying director candidates, including sole authority to approve all such search firm’s fees and other retention terms.

Delegation of Authority

The Nominating and Corporate Governance Committee may, to the fullest extent permitted by applicable law or regulation, form and delegate its authority to subcommittees of the Committee when it deems appropriate and in the best interests of the Company.

EXHIBIT C

CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
BROCADE COMMUNICATIONS SYSTEMS, INC

Purpose

The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Brocade Communications Systems, Inc. (the “Company”) shall be to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for (i) overseeing the Company’s compensation and benefits policies generally; (ii) overseeing, evaluating and approving executive officer compensation plans, policies and programs; and (iii) preparing the report on executive compensation that is required by Securities and Exchange Commission rules to be included in the Company’s annual proxy statement.

Membership

The Compensation Committee shall be appointed by and shall serve at the discretion of the Board. The Compensation Committee shall consist of at least two members. The members of the Compensation Committee shall meet the (i) independence requirements of the rules of the Nasdaq National Market; (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The members of the Compensation Committee will be appointed by the Board on the recommendation of the Nominating Committee. Compensation Committee members will serve at the discretion of the Board and may be removed by the Board at any time. The Board shall designate the Chairperson of the Compensation Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Compensation Committee is authorized to undertake, and has responsibility for, the following matters.

Compensation Policies

The Compensation Committee shall review and approve the Company’s compensation and benefits policies generally (subject, if applicable, to stockholder ratification), including reviewing and approving any incentive compensation plans and equity-based plans of the Company. The Compensation Committee shall report the results of such review and any action it takes with respect to the Company’s compensation and benefits policies to the Board.

Executive Compensation

The Compensation Committee shall, for each of the Company’s executives officers, review and approve such executive officer’s (i) annual base salary level; (ii) annual incentive compensation; (iii) long-term incentive compensation; (iv) employment, severance and change-in-control agreements, if any; and (v) any other compensation, ongoing perquisites or special benefit items. In so reviewing and approving executive compensation, the Compensation Committee shall:

•	identify corporate goals and objectives relevant to executive compensation (including efforts by the Company to retain such executives and the cost to the Company of each executive’s compensation or of all executive compensation as a whole);

•	evaluate each executive’s performance in light of such goals and objectives and set each executive’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company; and

•	determine any long-term incentive component of each executive’s compensation based on awards given to such executive in past years, the Company’s performance, stockholder return and the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company.

C-1

The Compensation Committee shall report the results of such review and any action it takes with respect to the compensation of the Company’s executive officers to the Board.

Except for grants and awards to executive officers of the Company, the Compensation Committee may delegate to one or more officers of the Company its authority to make grants and awards under the Company’s incentive compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

Disclosure

The Compensation Committee shall prepare the report on executive compensation that that is required by Securities and Exchange Commission rules to be included in the Company’s annual proxy statement.

Reporting to the Board

The Compensation Committee shall make regular reports to the Board. These reports shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies, executive compensation and any other matters that the Compensation Committee deems appropriate or is requested to be included by the Board.

At least annually, the Compensation Committee shall (i) review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and (ii) evaluate its own performance and report to the Board on such evaluation.

Procedures

Meetings

The Compensation Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chair of the Compensation Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

Advisors and Consultants

The Compensation Committee is authorized (without further Board approval) to retain legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to meet with any members of, or advisors to, the Compensation Committee. The Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of Chief Executive Officer or executive compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms.

Delegation of Authority

The Compensation Committee may, to the full extent permitted by applicable law or regulation, form and delegate its authority to subcommittees of the Compensation Committee when it deems appropriate and in the best interests of the Company.

C-2

MAP AND DIRECTIONS TO BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade Communications Systems, Inc.
1600 Technology Drive
San Jose, CA 95110

From San Francisco – Traveling South on Interstate 280
•	South on Interstate 280 and take the Interstate 880/Highway 17 ramp toward Oakland/Santa Cruz.
•	Merge onto the Interstate 880 North ramp toward Oakland and continue on Interstate 880.
•	Take the First Street exit, and turn left onto North First Street.
•	Turn left onto Skyport Drive.
•	Turn left onto Technology Drive.
•	Turn left into the Brocade entrance at 1600 Technology Drive.

From San Francisco – Traveling South on Highway 101
•	South on Highway 101 and take the Brokaw Road exit toward First Street.
•	Turn right onto Airport Parkway.
•	Turn left onto Technology Drive.
•	Turn left into the Brocade entrance at 1600 Technology Drive.

From San Jose – Traveling North on Highway 101
•	North on Highway 101 and take the Brokaw Road exit toward First Street.
•	Turn left onto East Brokaw Road, which becomes Airport Parkway.
•	Turn left onto Technology Drive.
•	Turn left into the Brocade entrance at 1600 Technology Drive.

c/o WELLS FARGO SHAREOWNER SERVICES
161 NORTH CONCORD EXCHANGE
SOUTH ST. PAUL, MN 55075-1139

VOTE BY INTERNET – www. proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date you proxy card and return it in the postage-paid envelope we have provided or return it to Brocade Communications Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BROCDE	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BROCADE COMMUNICATIONS SYSTEMS, INC.

The Board of Directors Recommends a Vote FOR Items 1 and 2

Vote On Directors

1.	Election of Directors	For Withhold For All			To withhold authority to vote, mark "For All Except"
	Nominees:	All	All	Except	and write the nominee’s number on the line below.
	01-Seth D. Neiman	|_|	|_|	|_|
02-Christopher B. Paisley

Vote On Proposal

		For	Against	Abstain
2.	Ratification of KPMG LLP as independent auditors of Brocade Communications Systems, Inc. for the fiscal year ending October 25, 2003.	|_|	|_|	|_|

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

For address changes, please check this box and write them on the back where indicated.	|_|

If you plan on attending the meeting, please check box to the right.	|_|

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BROCADE COMMUNICATIONS SYSTEMS, INC.
2003 ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, APRIL 16, 2003
10:30 A.M. LOCAL TIME

BROCADE COMMUNICATIONS SYSTEMS, INC.
1600 TECHNOLOGY DRIVE
SAN JOSE, CALIFORNIA

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 16, 2003.

The shares of stock you hold in your account, or in a dividend reinvestment account, will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Gregory L. Reyes and Antonio Canova, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Changes:

(If you noted any address changes above, please mark corresponding box on other side)